UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2018

ITUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11254	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Almaden Expressway, Suite 250 San Jose, CA	95118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 708-9808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

  ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

            A Special Meeting of Stockholders (the “Meeting”) of ITUS Corporation (the “Company”) was held on Thursday, March 29, 2018 at the at the Company’s corporate offices at 3150 Almaden Expressway, Suite 250, San Jose, California 95118.  Stockholders of record at the close of business on February 1, 2018 were entitled to one vote for each share of common stock held.  On February 1, 2018, there were 16,631,191 shares of common stock issued and outstanding.  At the Meeting, the stockholders of the Company voted on the following proposals:

1. To approve an amendment to Article FOURTH of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of Company common stock from 24,000,000 to 48,000,000 shares.  The proposal was approved by a vote of stockholders as follows:

For	Against	Abstain
11,924,771	1,245,509	72,409

2. To approve an amendment to Article FIRST of the Certificate of Incorporation to change the name of the Company from “ITUS Corporation” to “Anixa Biosciences, Inc.,” such name change to occur at such time and date as determined by the Board of Directors in its sole discretion.  The proposal was approved by a vote of stockholders as follows:

For	Against	Abstain
13,039,703	147,707	55,279

3. To adopt the “ITUS Corporation 2018 Share Incentive Plan” (the “Plan”). The proposal was approved by a vote of stockholders as follows:

For	Against	Abstain	Broker Non-Votes
2,828,992	1,815,033	65,730	8,532,934

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2018

ITUS CORPORATION

	By:	/s/ Amit Kumar
Name: Dr. Amit Kumar
Title: President and Chief Executive Officer

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